Exhibit 99.1

PRESS RELEASE

Contact:

Kevin S. Bauer	For Release January 25, 2011
Vice President and CFO
510-668-7100

Exar Corporation Reports Fiscal 2011 Third Quarter Results

Fremont, California, January 25, 2011 – Exar Corporation (Nasdaq: EXAR) today reported financial results for its fiscal 2011 third quarter ended December 26, 2010.

Net sales for the third quarter of fiscal 2011 were $ 35.4 million compared to net sales of $37.2 million for the prior quarter and $33.9 million for the third quarter of fiscal 2010.

The GAAP gross margin for the third quarter of fiscal 2011 was 45.5% compared to 46.4% for the prior quarter and 50.2% in the third quarter of fiscal 2010.

On a non-GAAP basis, gross margin for the third quarter of fiscal 2011 was 50.0% compared to 50.8% for the prior quarter and 54.1% in the third quarter of fiscal 2010.

The GAAP net loss for the third quarter of fiscal 2011 was $5.0 million, or $0.11 net loss per share, compared to a net loss of $4.5 million, or $0.10 net loss per share, in the prior quarter, and a net loss of $3.8 million, or $0.09 net loss per share, for the third quarter of fiscal 2010.

On a non-GAAP basis, net loss was $1.9 million for the third quarter of fiscal 2011, compared to breakeven in the previous quarter and net income of $0.1 million in the third quarter of fiscal 2010.

The Company ended the third quarter of fiscal 2011 with cash, cash equivalents and short-term marketable securities of $202.1 million.

“The impact of the industry wide inventory correction led to lower sales for the December quarter and is expected to continue to put downward pressure on business in the current quarter,” said Pete Rodriguez, the Company’s president and chief executive officer. “Our design wins for the quarter were very strong and there are indications of improving demand in our June quarter.”

For the fourth quarter of fiscal 2011 ending March 27, 2011, the Company projects that net sales will be between $33 million and $35 million. The non-GAAP gross margin is currently expected to be between 45% and 47%. Operating expenses are currently expected to be between $21 million and $22 million on a non-GAAP basis.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the third quarter of fiscal 2011, today, Tuesday, January 25, 2011 at 1:30 p.m. PST. To access the conference call, please dial (800) 230-1074 by 1:20 p.m. PST and use conference ID number 187843. In addition, a live webcast will also be available.

To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com. A replay of the call will be available starting at 3:00 p.m. PST the day of the call until 11:59 p.m. PST on February 1, 2011. To access the replay, please dial (800) 475-6701 and use conference ID number 187843.

Product Line Highlights:

Interface

http://www.exar.com/Common/Content/News.aspx?id=8398

http://www.exar.com/Common/Content/News.aspx?id=8364

http://www.exar.com/Common/Content/News.aspx?id=8180

DataCom and Storage

http://www.exar.com/Common/Content/News.aspx?id=8390

http://www.exar.com/Common/Content/News.aspx?id=8342

Power Management

http://www.exar.com/Common/Content/News.aspx?id=8366

http://www.exar.com/Common/Content/News.aspx?id=8154

Safe Harbor Statement

The Company’s statements about its future financial performance, changes in gross margins, net sales and operating expenses, operational initiatives, resource allocation and its impact on future performance and product development initiatives, design win conversion, distribution and OEM trends, supply chain issues, among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; cash balances; vendor capacity, quality or throughput constraints; successful integration of acquired businesses; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to impairment analyses or acquisition related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 28, 2010 and the Quarterly Reports on Form 10-Q for the periods ended June 27, 2010 and September 26, 2010.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation, amortization of acquired intangible assets, fair value adjustment of acquired inventories, acquisition-related costs, separation costs of executive officers, impairment charges on investments, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

About Exar

Exar Corporation delivers highly differentiated silicon, software and subsystem solutions for data communication, storage, consumer and industrial applications. For nearly 40 years, Exar’s comprehensive knowledge of end-user markets along with the underlying analog, mixed signal and digital technology has enabled innovative solutions that meet the needs of the evolving connected world. Exar’s product portfolio includes power management and interface components, communications products, storage optimization solutions, network security and applied service processors. Exar has locations worldwide providing real-time customer support to drive rapid product development. For more information about Exar, visit: www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	DECEMBER 26, 2010	MARCH 28, 2010
ASSETS
Current assets:
Cash and cash equivalents	$14,097	$25,486
Short-term marketable securities	188,024	186,598
Accounts receivable (net of allowances of $607 and $831)	10,128	13,461
Accounts receivable, related party (net of allowances of $314 and $605)	2,805	4,323
Inventories	27,292	15,000
Other current assets	3,947	5,106

Total current assets	246,293	249,974

Property, plant and equipment, net	39,819	42,941
Goodwill	3,184	3,085
Intangible assets, net	24,847	31,957
Other non-current assets	5,856	5,357

Total assets	$319,999	$333,314

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,726	$9,828
Accrued compensation and related benefits	6,042	6,619
Deferred income and allowances on sales to distributors	5,371	4,227
Deferred income and allowances on sales to distributors, related party	9,734	10,650
Other accrued expenses	7,869	10,598

Total current liabilities	41,742	41,922

Long-term lease financing obligations	12,558	13,454
Other non-current obligations	3,679	3,806

Total liabilities	57,979	59,182

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 44,448,348 and 43,839,514 shares issued and outstanding at December 26, 2010 and March 28, 2010, respectively (net of treasury shares)	4	4
Additional paid-in capital	726,493	720,455
Accumulated other comprehensive income	(36)	1,282
Treasury stock at cost, 19,924,369 shares at December 26, 2010 and March 28, 2010	(248,983)	(248,983)
Accumulated deficit	(215,458)	(198,626)

Total stockholders’ equity	262,020	274,132

Total liabilities and stockholders’ equity	$319,999	$333,314

Note: Certain amounts previously reported above have been reclassified to conform to the current period presentation.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 26, 2010	SEPTEMBER 26, 2010	DECEMBER 27, 2009	DECEMBER 26, 2010	DECEMBER 27, 2009

Net sales	$24,892	$25,885	$24,458	$79,142	$70,686
Net sales, related party	10,473	11,348	9,473	33,092	25,695

Total net sales	35,365	37,233	33,931	112,234	96,381

Cost of sales:
Cost of sales	12,742	13,205	11,273	40,026	36,005
Cost of sales, related party	5,007	5,222	4,505	15,417	12,381
Amortization of purchased intangible assets	1,533	1,515	1,108	4,601	4,015

Total cost of sales	19,282	19,942	16,886	60,044	52,401

Gross profit	16,083	17,291	17,045	52,190	43,980

Operating expenses:
Research and development	12,071	11,840	11,674	38,354	36,256
Selling, general and administrative	10,298	11,083	10,688	34,338	37,175

Total operating expenses	22,369	22,923	22,362	72,692	73,431
Loss from operations	(6,286)	(5,632)	(5,317)	(20,502)	(29,451)

Other income and expense, net:
Interest income and other, net	1,577	1,578	1,835	4,768	5,289
Interest expense	(313)	(316)	(323)	(947)	(973)
Impairment charges on investments	—	(62)	—	(62)	(317)

Total other income and expense, net	1,264	1,200	1,512	3,759	3,999

Loss before income taxes	(5,022)	(4,432)	(3,805)	(16,743)	(25,452)
Provision for (benefit from) income taxes	(63)	27	(43)	89	(652)

Net loss	$(4,959)	$(4,459)	$(3,762)	$(16,832)	$(24,800)

Loss per share:
Basic loss per share	$(0.11)	$(0.10)	$(0.09)	$(0.38)	$(0.57)

Diluted loss per share	$(0.11)	$(0.10)	$(0.09)	$(0.38)	$(0.57)

Shares used in the computation of loss per share:
Basic	44,300	44,173	43,648	44,123	43,504

Diluted	44,300	44,173	43,648	44,123	43,504

Note: Certain amounts previously reported above have been reclassified to conform to the current period presentation.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 26, 2010	SEPTEMBER 26, 2010	DECEMBER 27, 2009	DECEMBER 26, 2010	DECEMBER 27, 2009

Net Sales	$35,365	$37,233	$33,931	$112,234	$96,381

GAAP gross profit	$16,083	$17,291	$17,045	$52,190	$43,980
GAAP gross margin	45.5%	46.4%	50.2%	46.5%	45.6%
Stock-based compensation	78	98	117	396	384
Amortization of acquired intangible assets	1,533	1,515	1,108	4,601	4,015
Fair value adjustment of acquired inventories	—	—	92	42	2,326
Acquisition-related costs	—	—	—	—	24

Non-GAAP gross profit	17,694	18,904	18,362	57,229	50,729

Non-GAAP gross margin	50.0%	50.8%	54.1%	51.0%	52.6%

GAAP research and development expenses	$12,071	$11,840	$11,674	$38,354	$36,256
Stock-based compensation	645	665	467	2,866	1,701
Amortization of acquired intangible assets	72	1,074	635	2,220	1,858
Acquisition-related costs	—	—	128	—	877

Non-GAAP research and development expenses	$11,354	$10,101	$10,444	$33,268	$31,820

GAAP selling, general and administrative expenses	$10,298	$11,083	$10,688	$34,338	$37,175
Stock-based compensation	585	751	751	2,882	2,225
Amortization of acquired intangible assets	294	297	178	889	499
Acquisition-related costs	—	—	297	328	4,843
Separation costs of executive officers	—	—	—	—	162

Non-GAAP selling, general and administrative expenses	$9,419	$10,035	$9,462	$30,239	$29,446

GAAP operating expenses	$22,369	$22,923	$22,362	$72,692	$73,431
Stock-based compensation	1,230	1,416	1,218	5,748	3,926
Amortization of acquired intangible assets	366	1,371	813	3,109	2,357
Acquisition-related costs	—	—	425	328	5,720
Separation costs of executive officers	—	—	—	—	162

Non-GAAP operating expenses	$20,773	$20,136	$19,906	$63,507	$61,266

GAAP operating loss	$(6,286)	$(5,632)	$(5,317)	$(20,502)	$(29,451)
Stock-based compensation	1,308	1,514	1,335	6,144	4,310
Amortization of acquired intangible assets	1,899	2,886	1,921	7,710	6,372
Fair value adjustment of acquired inventories	—	—	92	42	2,326
Acquisition-related costs	—	—	425	328	5,744
Separation costs of executive officers	—	—	—	—	162

Non-GAAP operating loss	$(3,079)	$(1,232)	$(1,544)	$(6,278)	$(10,537)

GAAP net loss	$(4,959)	$(4,459)	$(3,762)	$(16,832)	$(24,800)
Stock-based compensation	1,308	1,514	1,335	6,144	4,310
Amortization of acquired intangible assets	1,899	2,886	1,921	7,710	6,372
Fair value adjustment of acquired inventories	—	—	92	42	2,326
Acquisition-related costs	—	—	425	328	5,744
Separation costs of executive officers	—	—	—	—	162
Impairment charges on investments	—	62	—	62	317
Income tax effects	(118)	32	107	(53)	(181)

Non-GAAP net income (loss)	$(1,870)	$35	$118	$(2,599)	$(5,750)

GAAP loss per share	$(0.11)	$(0.10)	$(0.09)	$(0.38)	$(0.57)
Stock-based compensation	0.03	0.03	0.03	0.14	0.10
Amortization of acquired intangible assets	0.04	0.07	0.04	0.17	0.15
Fair value adjustment of acquired inventories	—	—	—	0.00	0.05
Acquisition-related costs	—	—	0.01	0.01	0.13
Separation costs of executive officers	—	—	—	—	0.00
Impairment charges on investments	—	0.00	—	0.00	0.01
Income tax effects	(0.00)	0.00	0.00	(0.00)	(0.00)

Non-GAAP diluted earnings (loss) per share	$(0.04)	$0.00	$0.00	$(0.06)	$(0.13)

Shares used in earnings (loss) per share — GAAP	44,300	44,173	43,648	44,123	43,504
The effect of dilutive potential common shares due to reporting Non-GAAP net income		261	314	—	—
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose		(329)	(109)	—	—

Shares used in diluted earnings per share — Non-GAAP	44,300	44,105	43,853	44,123	43,504

Notes: Certain amounts may not total due to rounding.

Certain amounts previously reported above have been reclassified to conform to the current period presentation.